2MI attachment.
10/31/03 Annual.

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1	(000's omitted)

Class A		0
Class B		0
Class C		0

72DD2	(000's omitted)

Class M		0

73A1

Class A		0
Class B		0
Class C		0

73A2

Class M		0

74U1	(000's omitted)

Class A		17,660
Class B		17,579
Class C		5,325

74U2  (000's omitted)

Class M		505

74V1

Class A		8.54
Class B		8.28
Class C		8.28

74V2

Class M		8.39